Exhibit 4.3.9

Supplemental Indenture to February 2011 Indenture
THE HERTZ CORPORATION
as Issuer
and
the Subsidiary Guarantors from time to time party to the Indenture
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
____
SEVENTH SUPPLEMENTAL INDENTURE
DATED AS OF MAY 28, 2015
to the
INDENTURE
DATED AS OF FEBRUARY 8, 2011

SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 28, 2015 (this “Supplemental Indenture”), among The Hertz Corporation (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.
W I T N E S S E T H:
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to the Indenture, dated as of February 8, 2011 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);
WHEREAS, the Company and the Subsidiary Guarantors desire to execute and deliver an amendment to Section 405 of the Indenture;
WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver a supplemental indenture to the Indenture to effect the amendments and to evidence the waivers to the Indenture contemplated hereby;
WHEREAS, pursuant to Section 902 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (the “Requisite Consents”); and
WHEREAS, in connection with the Consent Solicitation, Holders that have delivered a valid unrevoked consent on a timely basis (the “Consenting Holders”) are entitled to receive a consent fee (the “Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation, including, without limitation, the receipt of the Requisite Consents and the execution of this Supplemental Indenture, are satisfied or waived.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.    Amendment of Section 405. Effective March 30, 2014, Section 405 of the Indenture is hereby amended to add the following as the second paragraph therein:
“Notwithstanding the foregoing or any other provision of this Indenture (and notwithstanding that the Company may be required to file such reports with the SEC pursuant to the Exchange Act), the Company shall have no obligation to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC (a) its annual report on Form 10-K for the period ended December 31, 2014 and its quarterly reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015, in each case prior to September 30, 2015, and (b) its quarterly reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014.”
3.    Waivers. The Holders waive any Default or Event of Default that may occur or exist as a result of or in connection with (i) the failure to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC (a) the Company’s annual report on Form 10-K for the period ended December 31, 2014 and its quarterly reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015, in each case prior to September 30, 2015, and (b) the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 and (ii) the Company not filing any amendments to reports previously filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act containing financial statements that require restatement, including, in each case, any Default or Event of Default, if any, that may occur or exist as a result of or in connection with any action taken or any failure to take action while any such Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default. The Holders acknowledge that the Company will have no obligation to file any amendment or amendments to previously filed SEC reports, including the annual reports on Form 10-K for the years ended December 31, 2011, December 31, 2012 and December 31, 2013, or to

restate previously issued financial statements unless, in each case, the SEC directs the Company to make any such filing.
4.    Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture. If the Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
6.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
7.    Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
8.    Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
THE HERTZ CORPORATION
By: /s/    Scott Massengill
Name:    Scott Massengill
Title:    Senior Vice President and Treasurer

HERTZ EQUIPMENT RENTAL CORPORATION HERTZ CAR SALES LLC
Hertz CLAIM MANAGEMENT CoRPORATION
HCM MARKETING coRPORATION
Hertz LOCAL EDITION CORP.
Hertz LOCAL EDITION TRANSPORTING, INC.
Hertz GLOBAL SERVICES CORPORATION
Hertz SYSTEM, INC.
Hertz TECHNOLOGIES, INC.
Hertz TRANSPORTING, INC.
Hertz ENTERTAINMENT SERVICES CORPORATION
SMARTZ VEHICLE RENTAL CORPORATION
CINELEASE HOLDINGS, INC.
CINELEASE, INC.
CINELEASE, LLC
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DOLLAR RENT A CAR, INC.
DTG OPERATIONS, INC.
DTG SUPPLY, INC.
THRIFTY, INC.
THRIFTY CAR SALES, INC.
THRIFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.
THRIFTY RENT-A-CAR SYSTEM, INC.
FIREFLY RENT A CAR LLC

By:_/s/    Scott Massengill______________
Name:    Scott Massengill
Title:    Treasurer

DONLEN CORPORATION

By:_/s/    Scott Massengill______________
Name:    Scott Massengill
Title:    Vice President and Assistant Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:_/s/    Martin Reed__________________
Name:    Martin Reed
Title:    Vice President